Exhibit 1


                           BP p.l.c. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                     Six months ended
                                                                                       June 30, 2004
                                                                                ($ million, except ratios)
                                                                                        (Unaudited)

Profit before taxation                                                                      12,831

Group's share of income in excess of dividends
  of joint ventures and associated undertakings                                             (1,093)

Capitalized interest                                                                          (102)

                                                                                          ---------
Profit as adjusted                                                                          11,636
                                                                                          ---------

Fixed charges:

    Interest net of interest expense of joint ventures
    and associated undertakings                                                                194

    Rental expense representative of interest                                                  237

    Capitalized interest                                                                       102
                                                                                          ---------
                                                                                               533
                                                                                          ---------

Total adjusted earnings available for payment of fixed charges                              12,169
                                                                                          =========

Ratio of earnings to fixed charges                                                            22.8
                                                                                          =========

Total adjusted earnings available for payment of fixed charges, after taking
account of adjustments to profit before taxation to accord with US GAAP (a)                 12,343
                                                                                          =========

Ratio of earnings to fixed charges with adjustments to accord with US GAAP                    23.2
                                                                                          =========


_______________

(a)  See Note 15 of Notes to Consolidated Financial Statements.